PARTICIPATION AGREEMENT
                                 by and among
                      DFA INVESTMENT DIMENSIONS GROUP INC.,
                         DIMENSIONAL FUND ADVISORS LP,
                              DFA SECURITIES LLC
                                     and
           FIRST SYMETRA NATIONAL LIFE INSURANCE COMPANY OF NEW YORK
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	THIS AGREEMENT, made and entered into this 8th day of November, 2012, by and among First Symetra National Life Insurance Company Of New York ("Company"), on its own behalf and on behalf of segregated asset accounts of the Company that may be established from time to time (individually, an "Account" and collectively, the "Accounts"); DFA Investment Dimensions Group Inc. ("Fund"); the Fund's investment adviser, Dimensional Fund Advisors LP ("Adviser"); and DFA Securities LLC ("DFAS") (individually, a "Party" and collectively, the "Parties").

	The Company, the Fund, the Adviser and DFAS, intending to be legally bound, hereby agree as follows:

1.	Sales of Shares/Procedures

	1.1	Shares of the respective portfolios ("Portfolios") of the Fund
		listed on Schedule 1.1 hereto, as amended from time to time by the Parties, shall be sold by the Fund through its agent DFAS, and purchased by the Company for the appropriate subaccount of each Account, at the net asset value next computed after receipt by the Fund or its designee of each order of the Accounts, in accordance with the provisions of this Agreement, the then current prospectus(es) of the Portfolios, and the variable contracts that use the Portfolios as an underlying investment medium ("Contracts").

		1.1(a)	Transmission of Instructions  For each Portfolio and
			for each Account maintained by the Company with such Portfolio, the Company shall transmit, or cause its designated agent(s) to transmit, to National Securities Clearing Corporation ("NSCC") (which shall forward the information to the transfer agent of the
			Fund), no more than 10 aggregate purchase orders as follows:

			(i)	5 purchase orders for the Accounts expressed
				in dollars (sent via NSCC's DCC&S System);
				and

			(ii)	5 purchase orders for the Accounts expressed
				in shares (sent via NSCC's DCC&S System);

			and no more than 10 aggregate redemption orders as follows:

			(i)	5 redemption orders for the Accounts expressed
				in dollars (sent via NSCC's DCC&S System);
				and

			(ii)	5 redemption orders for the Accounts expressed
				in shares (sent via NSCC's DCC&S System);

			each of which reflects the aggregated effect of all purchases and all redemptions of shares of the Portfolios in such categories, based upon instructions from each Account (collectively, "Instructions") received prior to the Close of Trading on a given
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			Business Day ("Trade Date").  "Close of Trading" shall
			mean 4:00 p.m. Eastern Time on a Business Day or such other time as the net asset value of a Portfolio is calculated, as disclosed in the then current prospectus(es) of the Portfolios. "Business Day" shall mean, unless otherwise noted in this Agreement, any day on which the New York Stock Exchange (the "NYSE") is open for trading and on which a Portfolio calculates its net asset value pursuant to the rules of the Securities and Exchange Commission ("SEC"). "Business Day," for the purposes of this Section 1.1(a), shall also include any day on which the NSCC's DCC&S System is open to transmit and settle orders, even if the NYSE is closed for trading on such day.

			On any given Business Day, the Company shall accept Instructions in proper form from an Account up to the Close of Trading, but in no event shall the Company accept Instructions that have been received by the Company after the Close of Trading on such Business Day. Instructions received in proper form by the Company after the Close of Trading on any Business Day shall be treated as if accepted on the next following Business Day. Each transmission of Instructions by the Company will constitute a representation that all purchase and redemption orders from the Accounts were received by the Company prior to 4:00 p.m. Eastern Time or the close of the NYSE, whichever is earlier, on the Business Day on which the purchase or redemption orders are transmitted, in accordance with Rule 22c 1 under the Investment Company Act of 1940, as amended (the "1940 Act").

		1.1(b)	Transmission Deadlines for the Accounts  The
			transmission of orders for the Accounts will be accepted by the Fund only if provided through NSCC's DCC&S System in the file delivered to the Fund or its transfer agent prior to 6:30 a.m. Eastern Time (currently NSCC Cycle 8) on the next Business Day following the Trade Date. Any information delivered to the Fund after such 6:30 a.m. Eastern Time file is received will be rejected by the Fund or its transfer agent, subject to the Fund's sole discretion to accept any trade.

			In the event that NSCC systems are not functioning on
			a given Business Day, the Company or its designate
			agent(s) may transmit Instructions to the Fund, its
			transfer agent or as otherwise directed by the Fund or
			the Adviser via facsimile by 8:00 a.m. Eastern Time on
			the next Business Day following the Trade Date;
			provided however, the Company will notify the Fund and
			the Adviser prior to transmitting Instructions via
			facsimile.  However, this paragraph will not be
			applicable to Instructions which have already been
			entered via NSCC but not received by the Fund or its
			transfer agent.  The Company or its designated agent(s)
			must notify the Fund of the existence of any such
			Instructions, and the Fund and its transfer agent will
			use commercially reasonable efforts to process those
			Instructions in a mutually satisfactory manner.
			Notwithstanding the foregoing, on a limited basis, the
			Company may transmit instructions until 9:00 a.m.
			Eastern Time via NSCC Cycles 9 through 12 on the next
			Business Day following the Trade Date for corrections
			to Instructions already submitted for contingency
			purposes.
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		1.1(c)	Settlement  Aggregated purchase and net redemption
			transactions shall be settled in accordance with NSCC rules and procedures. "Business Day," for the purposes of this Section 1.1(c), shall also include any day on which the NSCC's DCC&S System is open to transmit and settle orders, even if the NYSE is closed for trading on such day.

			In the event that NSCC systems are not functioning on a given Business Day (1) for net purchase Instructions, the Company shall, or cause its designated agent(s) to, wire payment, or arrange for payment to be wired by the Company's designated bank, in immediately available funds, to the Portfolio's custodial account at the Fund's custodian; and (2) for net redemption Instructions, the Fund or its transfer agent shall wire payment, or arrange for payment to be wired, in immediately available funds, to an account designated by the Company in writing. Wires from the Company must be received no later than the close of the Federal Reserve Wire Transfer System on the next day on which the Federal Reserve Wire Transfer System is open.

			In the event that the total redemption order for any one Business Day shall exceed dollar limits set for a Portfolio by the Fund, such Portfolio shall have the option of (i) settling the redemption on the second Business Day following trade date through the NSCC's money settlement process, (ii) settling the redemption outside of Fund/SERV, if necessary as determined in the discretion of the Fund, at any time within seven
			(7) days after receipt of the redemption order, in accordance with provisions of the 1940 Act, or (iii) in any other manner provided for in the Portfolio's then current prospectus(es) and statement of additional information.

			Nothing herein shall prevent the Fund, on behalf of a Portfolio, from delaying or suspending the right of purchase or redemption in accordance with the provisions of the 1940 Act and the rules thereunder. The Fund will not bear any responsibility whatsoever for the proper disbursement or crediting of redemption proceeds; the Company alone will be responsible for such action.

		1.1(d)	Errors  The Company shall be solely responsible for
			the accuracy of any Instruction transmitted to the
			Fund or its transfer agent via NSCC systems or otherwise, and the transmission of such Instruction shall constitute the Company's representation to the Fund that the Instruction is accurate, complete and duly authorized by the Accounts that are purchasing
			or redeeming shares of the Portfolio. The Company shall assume responsibility for any loss to the Fund, the Portfolios or their transfer agent caused by a cancellation or correction made subsequent to the date as of which an Instruction has been placed, and the Company will immediately pay such loss to the Adviser, the Fund or such Portfolio(s) upon notification.
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			Each Party shall notify the other Parties of any errors
			or omissions in any information and interruptions in or delay or unavailability of, the means of transmittal of any such information as promptly as possible. The Company agrees to maintain reasonable errors and omissions insurance coverage commensurate with the Company's responsibilities under this Agreement.

			In the event of an error in the computation of a Portfolio's net asset value per share, the Fund will follow its then current policy adopted for the sale and distribution of shares of the Portfolio regarding appropriate error correction standards. Any gain to the Company or an Account attributable to the incorrect calculation or reporting of a Portfolio's daily net asset value shall be immediately returned to the Portfolio. The Company agrees to make commercially reasonable efforts to recover from the Account(s) any material losses incurred by the Adviser, the Fund or the Portfolios as a result of the foregoing.

			The Company shall maintain a record of the total number of shares of the Portfolios which are so purchased, based on information provided by the Fund or its designee to the Company, and shall reconcile with the Fund on a periodic basis the number of shares of each Portfolio attributable to each Account. If an order to purchase shares of a Portfolio must be canceled due to nonpayment, the Company will be responsible for any loss incurred by the Fund or the Portfolio arising out of such cancellation. To recover any such loss, the Fund and the Portfolios reserve the right to redeem shares of the affected Portfolio(s) held in the name of the Company or a corresponding subaccount of the applicable Account.

	1.2	The Fund will redeem the shares of the Portfolios when
		requested on behalf of the Company or the corresponding subaccount of the applicable Account at the net asset value next computed after receipt by the Fund or its designee of each request for redemption, in accordance with the provisions of this Agreement, the then current prospectus(es) of the Portfolios, the statement of additional information of the Fund and the Contracts; provided, however, if any conflicts exist among any such documents, then the terms of the Fund's current prospectus(es) describing the Portfolios and the statement of additional information describing the Portfolios shall control.

		The Company shall apply any net redemption proceeds received
		by it in accordance with the applicable Contracts.  The
		Company shall not process or effect any redemptions with
		respect to shares of any Portfolio after receipt by the
		Company of notification of suspension of the determination of
		the net asset value of such Portfolio.  The Board of Directors
		of the Fund ("Directors") may refuse to sell shares of any
		Portfolio to any person, including the Company with respect to
		the Accounts, or suspend or terminate the offering of shares
		of such Portfolio, if such action is required by law or by
		regulatory authorities having jurisdiction, or is deemed by
		the Directors, in their sole discretion, acting in good faith
		and in light of the Directors' duties under federal and any
		applicable state laws, necessary in the best interests of
		shareholders of the Portfolio.
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	1.3	The Company agrees to purchase and redeem the shares of each
		Portfolio in accordance with the provisions of this Agreement and the then current prospectus(es) of the Portfolios. Except as necessary to implement transactions initiated by Contract holders, or as otherwise may be required by applicable U.S.
		federal laws or regulations with respect to maintaining the Contracts' status under the Internal Revenue Code of 1986, as amended from time to time and any successor provisions thereto (the "Code"), the Company shall not redeem shares of the Portfolios attributable to the Contracts.

	1.4	Issuance and transfer of shares of the Portfolios will be by
		book-entry only. Stock certificates will not be issued to the Company or to the applicable Accounts. Shares purchased from the Fund will be recorded in appropriate book-entry titles for the Accounts by the Fund or its designee.

	1.5	The Company will receive pricing and dividend rate and capital
		gain distribution rate information and payments through the NSCC System. The Company hereby elects to receive all such dividends and distributions as are payable on shares of a Portfolio in additional shares of that Portfolio. The Fund shall notify the Company or its delegates of the number of shares of the Portfolios so issued as payment of such dividends and distributions.

		The Company shall maintain a record of the number of shares of the Portfolios held by the Accounts on behalf of each Contract holder, and the Company shall maintain appropriate records of Contract holder information.

		The Company shall investigate all inquiries from Contract holders relating to their interests in the Accounts and the Portfolios, and shall respond to all communications from Contract holders and other persons having an interest in the Contracts relating to the Company's duties hereunder, in such form of correspondence as the Company, the Fund and the Adviser may mutually agree.

2.	Proxy Solicitations and Voting
	2.1	The Fund agrees that the terms on which shares of the
		Portfolios are offered to the Accounts will not be materially altered without at least sixty (60) days' prior written notice to the Company during any period when the Accounts own shares of the Portfolios.

	2.2	If and to the extent required by applicable law or by the
		terms of the Contracts, the Company shall:

		(i)	solicit voting instructions from the Contract holders;

		(ii)	vote the shares of the Portfolios held by the Accounts
			in accordance with instructions received from the Contract holders; and

		(iii)	vote the shares of the Portfolios held by the Accounts
			for which no timely instructions have been received from the Contract holders in the same proportion as shares of such Portfolio for which instructions have been received,

		if and to the extent that (i) the SEC continues to interpret the 1940 Act to require pass-through voting privileges for variable contract holders, and (ii) such interpretation is deemed applicable to the Contracts. The Company reserves the right to vote Portfolio shares held in any segregated asset account in its own right, to the extent permitted by applicable law. The Company will calculate voting privileges in a manner consistent with other separate accounts investing in the Portfolios and in accordance with applicable law. The Company agrees to hold the Fund, the Portfolios, the Adviser and DFAS harmless from and against any liability that may arise as a result of the Company's voting Portfolio shares held in any segregated account in its own right.

	2.3	The Fund, on behalf of the Portfolios, will comply with all
		provisions of the 1940 Act requiring voting by shareholders, and in particular, the Fund, at its option, will either provide for annual or special meetings or comply with Section 16(c) of the 1940 Act, as well as with Sections 16(a) and, if and when applicable, 16(b) of the 1940 Act and the rules thereunder. Further, the Fund will act in accordance with the SEC's interpretation of the requirements of Section 16(a) of the 1940 Act with respect to periodic elections of directors and with whatever rules the SEC may promulgate with respect thereto.

3.	Representations and Warranties

	3.1	The Company represents and warrants that it is an insurance
		company within the meaning of Section 816(a) of the Code, duly organized and in good standing under applicable law, and that it has legally and validly established each Account prior to any issuance or sale thereof as a segregated asset account under applicable state insurance law, and that it has and will maintain the capacity to issue all Contracts that may be sold; and that it is properly licensed, qualified and in good standing to sell the Contracts in all jurisdictions where the Company does business. The Company represents and warrants that the Contracts will be issued and sold in compliance, in all material respects, with all applicable federal and state laws, and that the sale of the Contracts shall comply in all material respects with state insurance suitability requirements.

	3.2	The Company represents and warrants that the Contracts are or
		will be registered under the Securities Act of 1933, as amended (the "1933 Act") (or exempt from such registration requirements).

	3.3	The Company represents and warrants that it has or will have
		registered each Account as a unit investment trust, in accordance with the provisions of the 1940 Act or each such Account is, and will continue to be, exempt from registration under section 3(c) of the 1940 Act, to serve as a segregated investment account for the Contracts.

	3.4	The Company represents that the Contracts are currently
		treated as variable life insurance endowment or annuity contracts under applicable provisions of the Code, and that the Company will maintain such treatment and that the Company will notify the Adviser and the Fund promptly upon having a reasonable basis for believing that the Contracts have ceased to be so treated or that the Contracts might not be so treated in the future.

	3.5	This Agreement has been duly authorized, executed and delivered
		by the Company, and is a valid and legally binding contract enforceable in accordance with its terms. No consent, approval, authorization or order of any court or governmental authority is required for the consummation by the Company of the transactions contemplated by this Agreement. The execution and delivery of this Agreement did not, and the consummation of the transactions contemplated by this Agreement will not, violate the Company's organizational documents or Bylaws, or any resolution, agreement or arrangement to which the Company is a party or by which the Company is bound.

	3.6	The Company and the Accounts are duly authorized to acquire
		shares of the Portfolios as contemplated by the terms of this Agreement. The Company will cooperate with the Fund in providing information as provided in Schedule 3.6 hereto and will assist the Fund in preventing possible market timing and other trading activities in violation of the Fund's policies and procedures, including without limitation restricting or prohibiting further purchases or exchanges of Fund shares as provided in Schedule 3.6 hereto.

	3.7	There are no material legal, administrative or other
		proceedings pending or, to the Company's knowledge, threatened against the Company or its property or assets that could result in liability on its part. The Company knows of no facts that might form the basis for the institution of such proceedings. Neither the Company nor the Accounts are parties to or subject to the provisions of any order, decree or judgment of any court or governmental body that materially and adversely affects its or their business or its or their ability to consummate the transactions herein contemplated.

	3.8	Except as noted below, the disclosure contained in the
		applicable offering documents for the Accounts does not contain any untrue statements of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and such disclosure meets all legal requirements of applicable federal and state laws and regulations. The Company represents and warrants that all current and future offering documents with respect to the Accounts and other materials that mention the Company, the Fund, the Portfolios, DFAS or the Adviser shall meet the requirements described in the first sentence of this subparagraph; provided, however, that the Company shall not be responsible for any disclosure that is provided to it in the Fund's current prospectus(es) describing the Portfolios or the Fund's registration statement as filed with the SEC.

	3.9	The Fund represents and warrants that it is lawfully
		established and validly existing under the laws of the State of Maryland. The Fund represents that its operations are and shall at all times remain in material compliance with the laws of the State of Maryland to the extent required to perform this Agreement.

	3.10	The Fund represents and warrants that the shares of the
		Portfolios sold pursuant to this Agreement are registered under the 1933 Act, and duly authorized for issuance; that the Fund shall amend its registration statement for the Portfolios under the 1933 Act and the 1940 Act, from time to time, as required in order to effect the continuous offering of the shares of the Portfolios; that the Fund will sell such shares in compliance with all applicable federal and state laws; and that the Fund is and will remain registered under, and complies and will comply in all material respects with, the 1940 Act. The Fund shall register and qualify the shares of the Portfolios for sale in accordance with the laws of the various states only if, and to the extent, deemed advisable by the Fund or DFAS.

	3.11	The Fund represents and warrants that the Portfolios will take
		reasonable steps to satisfy (or as to Portfolios that have not yet commenced business, will invest the money received from the sale of Portfolio shares so as to satisfy) the diversification requirements of Section 817(h) of the Code and the Treasury Regulations promulgated thereunder, and that the Fund will take all reasonable steps to ensure that the Portfolios continue to satisfy such requirements. The Fund agrees to notify the Company upon having a reasonable basis for believing that any Portfolio has ceased to satisfy such diversification requirements.

	3.12	The Fund represents and warrants that the Portfolios qualify
		(or as to Portfolios that have not yet commenced business, will qualify) as regulated investment companies under Subchapter M of the Code, and that the Fund will take all reasonable steps to maintain such qualification, subject to the reservation of the right of the Directors of the Fund to not maintain the qualification of a Portfolio as a regulated investment company if the Directors determine this course of action to be beneficial to shareholders. The Fund agrees to notify the Company upon having a reasonable basis for believing that any Portfolio has ceased to so qualify or upon the Directors taking any such action.

	3.13	DFAS represents and warrants that it is and will remain a
		member in good standing of the Financial Industry Regulatory Authority, Inc. ("FINRA"), and is and will be duly registered as a broker-dealer with the SEC under the Securities Exchange Act of 1934, as amended (the "1934 Act"). DFAS represents that its operations are, and shall at all times remain, in material compliance with the laws of the State of Delaware to the extent required to perform this Agreement. DFAS further represents and warrants that it will sell and distribute the shares of the Portfolios in accordance with any applicable state laws and federal securities laws, including without limitation, the 1933 Act, the 1934 Act, and the 1940 Act.

	3.14	The Parties represent and warrant to each other that all of
		their directors, officers, employees, investment advisers, and other individuals/entities dealing with the money and/or securities of the Portfolios are and shall continue to be at all times covered by a blanket fidelity bond or similar coverage for the benefit of the Fund in an amount not less than the amount required by the applicable rules of the FINRA and the federal securities laws, including the 1940 Act, as applicable. The aforesaid bond shall include coverage for larceny and embezzlement and shall be issued by a reputable bonding company. The Parties agree to make all reasonable efforts to assure that such bond or another bond containing these provisions is continuously in effect, and each agrees to notify promptly the other Parties in the event that such coverage no longer applies.

	3.15	The Parties agree to limit, and not facilitate, a Contract
		holder's participation in the Fund's investment process in contravention of the following, which the Parties represent and warrant to each other to be true: (1) there is not, and there will not be, any arrangement, plan, contract or agreement between the Adviser (or a subadviser) and a Contract holder regarding the availability of the Fund as an Account under the Contract, or the specific assets to be held by the Fund or a fund that the Fund may invest its assets; (2) other than a Contract holder's ability to allocate Contract premiums and transfer amounts in the Company's Account to and from the Company's Account corresponding to the Fund, all investment decisions concerning the Fund will be made by the Adviser, any subadviser(s) and the Fund's Board of Directors in their sole and absolute discretion; (3) the percentage of the Fund's assets invested in a particular fund will not be fixed in advance of any Contract holder's investment and will be subject to change by the Adviser or a subadviser at any time without notice; (4) a Contract holder cannot, and will not be able to, direct the Fund's investment in any particular asset or recommend a particular investment or investment strategy;
		(5) there is not, and will not be, any agreement or plan between the Adviser or a subadviser and a Contract holder regarding a particular investment of the Fund; (6) a Contract holder cannot, and will not be able to, communicate directly or indirectly with the Adviser or a subadviser concerning the selection, quality or rate of return on any specific investment or group of investments held by the Fund; (7) a Contract holder does not have, and will not have, any current knowledge of the Fund's specific assets other than as may be required to be presented in periodic reports to the Fund's shareholders; (8) a Contract holder does not have, and will not have, any legal, equitable, direct or indirect ownership interest in any of the assets of the Fund; and (9) a Contract holder only has, and only will have, a contractual claim against the insurance company offering the Contract to receive cash from the insurance company under the terms of his or her Contract.

4.	Sales Material and Information

	4.1	The Company shall promptly provide the Fund with copies of any
		Contract holder complaints respecting the Contracts that relate to the Fund or to the Portfolios.

	4.2	Except with the written consent of the Adviser, the Fund or
		DFAS, as appropriate, the Company shall not make any oral or written material representations concerning the Adviser, DFAS, the Fund or the Portfolios, other than the information or representations contained in: (a) a registration statement or prospectus for the Fund, as amended or supplemented from time to time; (b) published reports or statements of the Fund which are in the public domain or are approved by the Fund; or
		(c) sales literature or other promotional material of the Fund.

		Notwithstanding the foregoing, this provision shall not be interpreted to prevent the Company from providing information about the Adviser, DFAS and the Fund or this Agreement to their Directors, regulators, accountants, legal counsel or otherwise in the ordinary course of their business.

	4.3	Except with the written consent of the Company, the Adviser,
		DFAS, or the Fund shall not make any material representations concerning the Company, other than the information or representations contained in:

		(a)	a registration statement or offering memoranda for the
			Contracts, as amended or supplemented from time to time;

		(b)	published reports or statements of the Contracts or
			the Accounts which are in the public domain or are approved by the Company; or

		(c)	sales literature or other promotional material of the
			Company.

		Notwithstanding the foregoing, this provision shall not be interpreted to prevent the Adviser, DFAS and the Fund from providing information about the Company or this Agreement to their Directors, regulators, accountants, legal counsel or otherwise in the ordinary course of their business.

	4.4	No Party shall use any other Party's names, logos, trademarks
		or service marks, whether registered or unregistered, without the prior written consent of such Party.

	4.5	Upon request, the Fund will provide to the Company at least
		one complete copy of all registration statements, prospectuses, (including any current summary prospectus, if applicable, as such term is defined in Rule 498), statements of additional information, reports, proxy statements, sales literature and other promotional materials, applications for exemptions, requests for no-action letters, and all amendments to any of the above, that relate to the Portfolios or their shares, in final form as filed with the SEC. Notwithstanding the foregoing, the Fund shall provide such documentation
		(including a final copy of the amended prospectus(es) of the Portfolios as set in type (including an 8 1/2" x 11" size camera-ready stat) at the Fund's expense) and other assistance as is reasonably necessary in order for the Company once each year, at the Company's expense, to print and provide to the contract owners the current prospectus(es) for the Portfolios.

	4.6	Upon request, the Company will provide to the Fund at least
		one complete copy of all offering materials describing the Fund, the Portfolios and the Contracts, including application and investment election forms, sample illustrations, reports, solicitations for voting instructions, sales literature and any other promotional materials, applications for exemptions, requests for no-action letters, and all amendments to any of the above, that relate to the Contracts and each Account.
		In the event any such documents are required to be filed with any regulatory authority or body, the Company shall provide such materials in final form as filed with such regulatory authority or body. The Company represents and warrants that the Contracts, registration statements, offering memoranda and any other filing in connection therewith with respect to the Accounts will not materially deviate from the form of such documents provided to the Fund.

	4.7	For purposes of this Section 4, the phrase "sales literature
		or other promotional material" shall be construed in accordance with all applicable securities laws and regulations.

	4.8	To the extent required by applicable law, including the
		administrative requirements of regulatory authorities, or as mutually agreed between the Company and DFAS, the Company reserves the right to modify any of the Contracts in any respect whatsoever. The Company reserves the right, in its sole discretion, to suspend the sale of any Contract, in whole or in part, or to accept or reject any application for the sale of a Contract. The Company agrees to notify the other Parties promptly upon the occurrence of any event that the Company believes might necessitate a material modification or suspension.

	4.9	The Parties agree to review the arrangements set forth herein
		from time to time for possible changes and will make their personnel reasonably available for this purpose.

5.	Fees and Expenses
	5.1	The Fund shall bear the cost of registration and qualification
		of the shares of the Portfolios; preparation and filing of the Portfolios' prospectus(es) and the Fund's registration statement, proxy materials and reports relating to the Portfolios, including prospectuses, statements of additional information, and proxy materials for the Portfolios, as required by applicable state and federal law; preparation of all other statements and notices relating to the Portfolios required by any federal or state law; payment of all applicable fees, including, without limitation, all fees due under Rule 24f 2 of the 1940 Act relating to the Portfolios; and all taxes on the issuance or transfer of the Portfolios' shares.

	5.2	The Company shall assure that the Contracts are registered
		under the 1933 Act, (or are properly exempt from such registration requirements) and that each Account is registered as a unit investment trust in accordance with the 1940 Act (or are properly exempt from such registration requirements). The Company shall bear the expenses for the costs of preparation and filing of the Company's prospectus and registration statement with respect to the Contracts; preparation of all other statements and notices relating to each Account or Contracts required by any federal or state law; all expenses for the solicitation and sale of the Contracts, including all costs of printing and distributing all copies of advertisements, prospectuses, statements of additional information, proxy materials and reports to Contract holders and prospective purchasers of the Contracts, as required by applicable state and federal law; payment of all applicable fees and taxes relating to the Contracts; all costs of drafting, filing and obtaining approvals of the Contracts in the various states under applicable insurance laws; and all other costs associated with ongoing compliance with all such laws and its obligations hereunder.

6.	Indemnification

	6.1	Indemnification by the Company

		6.1(a)	The Company agrees to indemnify, defend and hold
			harmless the Fund, the Portfolios, DFAS and the Adviser, and each of their directors and officers
			(as applicable), and each person, if any, who controls any of them within the meaning of Section 15 of the 1933 Act (collectively, the "Indemnified Parties" for purposes of this Section 6.1) against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of the Company) or litigation (including legal and other expenses) (except in all cases, excluding consequential or special damages), to which the Indemnified Parties may become subject under any statute, regulation, at common law or otherwise, and:

			(i)	arise out of or are based upon any untrue
				statements or alleged untrue statements of any material fact contained in the registration statement, offering memoranda or sales literature for the Contracts (or any amendment or supplement to any of the foregoing), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, provided that this Section 6.1(a) shall not apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and in conformity with information furnished to the Company by or on behalf of the Fund for use in the registration statement or offering memoranda for the Contracts (or any amendment or supplement) or otherwise for use in connection with the sale of the Contracts or the shares of the Portfolios;

			(ii)	arise out of, or as a result of, statements or
				representations or wrongful conduct of the Company or persons under its control, with respect to the sale or distribution of the Contracts or the shares of the Portfolios;

			(iii)	arise out of any untrue statement or alleged
				untrue statement of a material fact contained in a registration statement, prospectus, or sales literature covering the Fund and the Portfolios or any amendment thereof or supplement thereto, or the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading, if such a statement or omission was made in reliance upon information furnished to the Fund by or on behalf of the Company;

			(iv)	arise out of, or as a result of, any failure
				by the Company or persons under its control to provide the services and furnish the materials contemplated under the terms of this Agreement; or

			(v)	arise out of, or result from, any material
				breach of any representation and/or warranty made by the Company or persons under its control in this Agreement or arise out of or result from any other material breach of this Agreement by the Company or persons under its control;

			as limited by and in accordance with the provisions of Sections 6.1(b) and 6.1(c) hereof.

		6.1(b)	The Company shall not be liable under this
			indemnification provision with respect to any losses, claims, damages, liabilities or litigation to which an Indemnified Party would otherwise be subject by reason of such Indemnified Party's willful misfeasance, bad faith, or gross negligence in the performance of such Indemnified Party's duties or by reason of such Indemnified Party's reckless disregard of obligations or duties under this Agreement or to the Fund, whichever is applicable, or to the extent of such Indemnified Party's gross negligence.

		6.1(c)	The Company shall not be liable under this
			indemnification provision with respect to any claim made against an Indemnified Party unless such Indemnified Party shall have notified the Company in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon such Indemnified Party (or after such Indemnified Party shall have received notice of such service on any designated agent), but failure to notify the Company of any such claim shall not relieve the Company from any liability which it may have to the

			Indemnified Party otherwise than on account of this indemnification provision. In case any such action is brought against the Indemnified Parties, the Company shall be entitled to participate, at its own expense, in the defense of such action, provided that it gives written notice of such intention to the Indemnified Parties. The Company also shall be entitled to assume and to control the defense thereof. After notice from the Company to such Party of the Company's election to assume the defense thereof, the Indemnified Party shall bear the fees and expenses of any additional counsel retained by it, and the Company will not be liable to such Party under this Agreement for any legal or other expenses subsequently incurred by such Party independently in connection with the defense thereof other than reasonable costs of investigation.

		6.1(d)	The Indemnified Parties will promptly notify the
			Company of the commencement of any litigation or proceedings against them in connection with the issuance or sale of the shares of the Portfolios or the Contracts or the operation of the Portfolios.

	6.2	Indemnification by DFAS

		6.2(a)	DFAS agrees to indemnify, defend and hold harmless the
			Company and each of its directors and officers and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act (collectively, the "Indemnified Parties" for purposes of this Section 6.2) against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of the Fund or DFAS) or litigation (including legal and other expenses) (except in all cases, excluding consequential or special damages) to which the Indemnified Parties may become subject under any statute, regulation, at common law or otherwise, and:

			(i)	arise out of or are based upon any untrue
				statement or alleged untrue statement of any material fact contained in the registration statement or current prospectus(es) or sales literature of the Fund and the Portfolios (or any amendment or supplement to any of the foregoing), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, provided that this
				Section 6.2(a) shall not apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and in conformity with information furnished to the Fund by or on behalf of the Company for use in the registration statement or prospectus(es) for the Portfolios or in sales literature (or any amendment or supplement) or otherwise for use in connection with the sale of the shares of the Portfolios;

			(ii)	arise out of, or as a result of, statements or
				representations or wrongful conduct of DFAS or the Fund or persons under their control, with respect to the sale or distribution of the shares of the Portfolios (it is understood that the persons who are involved in the sale or distribution of the Contracts are not under the control of DFAS, the Adviser or the Fund);

			(iii)	arise out of any untrue statement or alleged
				untrue statement of a material fact contained in a registration statement, offering memoranda or sales literature covering the Contracts, or any amendment thereof or supplement thereto, or the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading, if such statement or omission was made in reliance upon information furnished to the Company by or on behalf of the Fund;

			(iv)	arise out of, or as a result of, any failure
				by DFAS, the Fund or persons under their control to provide the services and furnish the materials contemplated under the terms of this Agreement; or

			(v)	arise out of or result from any material
				breach of any representation and/or warranty made by DFAS, the Fund or persons under their control in this Agreement or arise out of or result from any other material breach of this Agreement by DFAS, the Fund or persons under their control;

			as limited by and in accordance with the provisions of Sections 6.2(b) and 6.2(c) hereof.

		6.2(b)	DFAS shall not be liable under this indemnification
			provision with respect to any losses, claims, damages, liabilities or litigation to which an Indemnified Party would otherwise be subject by reason of such Indemnified Party's willful misfeasance, bad faith, or gross negligence in the performance of such Indemnified Party's duties or by reason of such Indemnified Party's reckless disregard of obligations and duties under this Agreement or to the Company or the Accounts, whichever is applicable, or to the extent of such Indemnified Party's gross negligence.

		6.2(c)	DFAS shall not be liable under this indemnification
			provision with respect to any claim made against an Indemnified Party unless such Indemnified Party shall have notified DFAS in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon such Indemnified Party (or after such Indemnified Party shall have received notice of such service on any designated agent), but failure to notify DFAS of any such claim shall not relieve DFAS from any liability which it may have to the Indemnified Party otherwise than on account of this indemnification provision. In case any such action is brought against the Indemnified Parties, DFAS will be entitled to participate, at its own expense, in the defense thereof, provided that it gives written notice of such intention to the Indemnified Parties. DFAS also shall be entitled to assume and to control the defense thereof. After notice from DFAS to such Party of DFAS's election to assume the defense thereof, the Indemnified Party shall bear the fees and expenses of any additional counsel retained by it, and DFAS will not be liable to such party under this Agreement for any legal or other expenses subsequently incurred by such Party independently in connection with the defense thereof other than reasonable costs of investigation.

		6.2(d)	The Indemnified Parties will promptly notify DFAS of
			the commencement of any litigation or proceedings against them in connection with the issuance or sale of the Contracts or the operation of the Accounts.

	6.3	Indemnification by the Adviser

		6.3(a)	The Adviser agrees to indemnify and hold harmless the
			Company and each of its directors and officers and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act (collectively, the "Indemnified Parties" for purposes of this Section 6.3) against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of the Fund or the Adviser) or litigation (including legal and other expenses) (except in all cases, excluding consequential or special damages) to which the Indemnified Parties may become subject under any statute, regulation, at common law or otherwise, and:

			(i)	arise out of or based upon any untrue
				statement or alleged untrue statement of any material fact contained in the registration statement or current prospectus(es) or sales literature of the Fund and the Portfolios (or any amendment or supplement to any of the foregoing), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, provided that this
				Section 6.3(a) shall not apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and in conformity with information furnished to the Fund or the Adviser by or on behalf of the Company for use in the registration statement or prospectus(es) for the Portfolios or in sales literature (or any amendment or supplement) or otherwise for use in connection with the sale of the shares of the Portfolios;

			(ii)	arise out of, or as a result of, statement or
				representations or wrongful conduct of DFAS, the Fund or the Adviser or persons under their control, with respect to the sale or distribution of the shares of the Portfolios (it is understood that the persons who are involved in the sale or distribution of the Contracts are not under the control of DFAS, the Adviser or the Fund);

			(iii)	arise out of any untrue statement or alleged
				untrue statement of a material fact contained in a registration statement, offering memoranda or sales literature covering the Contracts, or any amendment thereof or supplement thereto, or the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading, if such statement or omission was made in reliance upon information furnished to the Company by or on behalf of the Fund or the Adviser;

			(iv)	arise out of, or as a result of, any failure
				by DFAS, the Adviser, the Fund or persons under their control to provide the services and furnish the materials contemplated under the terms of this Agreement; or

			(v)	arise out of or result from any material
				breach of any representation and/or warranty made by DFAS, the Fund, the Adviser or persons under their control in this Agreement or arise out of or result from any other material breach of this Agreement by DFAS, the Adviser, the Fund or persons under their control;

			as limited by and in accordance with the provisions of Sections 6.3(b) and 6.3(c) hereof.

		6.3(b)	The Adviser shall not be liable under this
			indemnification provision with respect to any losses, claims, damages, liabilities or litigation to which an Indemnified Party would otherwise be subject by reason of such Indemnified Party's willful misfeasance, bad faith, or gross negligence in the performance of such Indemnified Party's duties or by reason of such Indemnified Party's reckless disregard of obligations and duties under this Agreement or to the Company or the Accounts, whichever is applicable, or to the extent of such Indemnified Party's gross negligence.

		6.3(c)	The Adviser shall not be liable under this
			indemnification provision with respect to any claim made against an Indemnified Party unless such Indemnified Party shall have notified the Fund or the Adviser in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon such Indemnified Party (or after such Indemnified Party shall have received notice of such service on any designated agent), but failure to notify the Fund or the Adviser of any such claim shall not relieve the Adviser from any liability which it may have to the Indemnified Party otherwise than on account of this indemnification provision. In case any such action is brought against the Indemnified Parties, the Adviser will be entitled to participate, at its own expense, in the defense thereof, provided that it gives written notice of such intention to the Indemnified Parties. The Adviser also shall be entitled to assume and to control the defense thereof. After notice from the Adviser to such Party of the Adviser's election to assume the defense thereof, the Indemnified Party shall bear the fees and expenses of any additional counsel retained by it, and the Adviser will not be liable to such Party under this Agreement for any legal or other expenses subsequently incurred by such Party independently in connection with the defense thereof, other than reasonable costs of investigation.

		6.3(d)	The Indemnified Parties will promptly notify the Fund
			or the Adviser of the commencement of any litigation or proceedings against them in connection with the issuance or sale of the Contracts or the operation of the Accounts.

7.	Potential Conflicts

	7.1	The Directors will monitor the Fund for the existence of any
		material irreconcilable conflict between the interests of the contract owners of all separate accounts investing in the Portfolios. An irreconcilable material conflict may arise for a variety of reasons, including: (a) an action by any state insurance regulatory authority; (b) a change in applicable insurance (including federal, state or other jurisdiction), tax, or securities laws or regulations, or a public ruling, private letter ruling, no-action or interpretive letter, or any similar action by insurance, tax or securities regulatory authorities; (c) an administrative or judicial decision in any relevant proceeding; (d) the manner in which the investments of any Portfolio are being managed; (e) a difference in voting instructions given by variable annuity contract and variable life insurance contract owners; or (f) a decision by an insurer to disregard the voting instructions of contract owners. The Directors shall promptly inform the Company if they determine that an irreconcilable material conflict exists and the implications thereof.

	7.2	The Company will report any potential or existing conflicts of
		which it is aware to the Directors and, on an annual basis, shall provide the Fund with written notification that the Company is not aware of any conflict, if such is the case.
		The Company will assist the Directors in carrying out their responsibilities under any applicable provisions of the federal securities laws and/or any exemptive orders granted by the SEC, including the order obtained by the Fund from the SEC, dated March 12, 2002 (File No. 812 12760) ("Exemptive Order"), by providing the Directors with all information reasonably necessary for the Directors to consider any issues raised. This includes, but is not limited to, an obligation by the Company to inform the Directors whenever Contract holder voting instructions are disregarded.

		The Company acknowledges that: (i) the Company's disregard of voting instructions may conflict with the majority of Contract holders' voting instructions; and (ii) the Company's action could preclude a majority vote approving a proposed change or could represent a minority view. If the Company's
		judgment represents a minority 	position or would preclude a
		majority vote, then the Company may be required, at the Fund's election, to withdraw the Accounts' investment in the Portfolios. Other than possible decline in the value of an Account due to fluctuations in the net asset value of the Portfolios, no charge or penalty will be imposed as a result of such withdrawal.

	7.3	If it is determined by a majority of the Directors, or a
		majority of its disinterested Directors, that a material irreconcilable conflict exists, the Company shall, at its expense and to the extent reasonably practicable (as determined by a majority of disinterested Directors), take whatever steps are necessary to remedy or eliminate the irreconcilable material conflict, up to and including:
		(1) withdrawing the assets allocable to some or all of the Accounts from any Portfolio and reinvesting such assets in a different investment medium, including (but not limited to) another Portfolio of the Fund, or submitting the question whether such segregation should be implemented to a vote of all affected Contract holders and, as appropriate, segregating the assets of any appropriate group that votes in favor of such segregation, or offering to the affected Contract holders the option of making such a change; and (2) establishing a new registered management investment company or managed separate account.

	7.4	If a material irreconcilable conflict arises because a
		particular state insurance regulator's decision applicable to the Company conflicts with the majority of other insurance regulators, then the Company will withdraw the affected Account's investment in the Portfolio(s) and terminate this Agreement with respect to such Account within six (6) months after the Directors inform the Company in writing that the Directors have determined that such decision has created an irreconcilable material conflict; provided, however, that such withdrawal and termination shall be limited to the extent required by the foregoing material irreconcilable conflict as determined by a majority of the disinterested Directors.
		Until the end of the foregoing six (6) month period, DFAS and the Fund shall continue to accept and implement orders by the Company for the purchase (and redemption) of shares of the Portfolios.

	7.5	For purposes of Sections 7.3 through 7.5 of this Agreement, a
		majority of the disinterested Directors shall determine whether any proposed action adequately remedies any irreconcilable material conflict. The Company shall not be required by Section 7.3 to establish a new funding medium for the Contracts if an offer to do so has been declined by vote of a majority of Contract holders materially adversely affected by the irreconcilable material conflict. In the event that the Directors determine that any proposed action does not adequately remedy any irreconcilable material conflict, then the Company will withdraw an Account's investment in the Portfolios and terminate this Agreement within six (6) months after the Directors inform the Company in writing of the foregoing determination; provided, however, that such withdrawal and termination shall be limited to the extent required by any such material irreconcilable conflict.

	7.6	If and to the extent that Rule 6e 2 and Rule 6e 3(T) are
		amended, or Rule 6e 3 is adopted, to provide exemptive relief from any provision of the 1940 Act or the rules promulgated thereunder with respect to mixed or shared funding (as defined in any Exemptive Order) on terms and conditions materially different from those contained in any Exemptive Order, then
		(a) the Fund and/or the Company, as appropriate, shall take such steps as may be necessary to comply with Rules 6e 2 and 6e 3 (T), as amended, and Rule 6e 3, as adopted, to the extent such rules are applicable; and (b) Sections 7.1, 7.2, 7.3 and
		7.4 of this Agreement shall continue in effect only to the extent that terms and conditions substantially identical to such Sections are contained in such Rule(s) as so amended or adopted by the SEC.

8.	Term and Termination

	8.1	This Agreement may be terminated by any Party with or without
		cause on thirty (30) days' advance written notice.

	8.2	Notwithstanding any other provision of this Agreement, DFAS,
		the Adviser or the Fund may terminate this Agreement for cause on not less than thirty (30) days' prior written notice to the Company, unless the Company has cured such cause within thirty
		(30) days of receiving such notice, for any material breach by the Company of any representation, warranty, covenant or obligation hereunder.

	8.3	Notwithstanding any other provision of this Agreement, the
		Company may terminate this Agreement for cause on not less than thirty (30) days' prior written notice to DFAS, the Adviser and the Fund, unless DFAS, the Adviser or the Fund, as appropriate, has cured such cause within thirty (30) days of receiving such notice, for any material breach by DFAS, the Adviser or the Fund of any representation, warranty, covenant or obligation hereunder.

	8.4	Notwithstanding any other provision of this Agreement, the
		Company may terminate this Agreement by written notice to the Fund and DFAS with respect to any Portfolio based upon the Company's determination that shares of such Portfolio are not reasonably available to meet the requirements of the Contracts.

	8.5	Notwithstanding any other provision of this Agreement, the
		Company may terminate this Agreement by written notice to the Fund, the Adviser and DFAS with respect to any Portfolio in the event such Portfolio's shares are not registered, issued or sold in accordance with applicable state and/or federal law, or such law precludes the use of such shares as the underlying investment media of the Contracts issued or to be issued by the Company.

	8.6	Notwithstanding any other provision of this Agreement, the
		Company may terminate this Agreement by written notice to the Fund, the Adviser and DFAS with respect to any Portfolio in the event that such Portfolio ceases to qualify as a "regulated investment company" under Subchapter M of the Code, or if the Company reasonably believes that any such Portfolio may fail to so qualify.

	8.7	Notwithstanding any other provision of this Agreement, the
		Company may terminate this Agreement by written notice to the Fund, the Adviser and DFAS with respect to any Portfolio in the event that such Portfolio fails to satisfy the diversification requirements of Section 817 of the Code and the Treasury regulations promulgated thereunder.

	8.8	Notwithstanding any other provision of this Agreement, the
		Fund, the Adviser or DFAS may terminate this Agreement by written notice to the Company, if any one or all shall determine, in their sole judgment, exercised in good faith, that the Company has suffered a material adverse change in its business, operations, financial condition or prospects since the date of this Agreement or is the subject of material adverse publicity.

	8.9	Notwithstanding any other provision of this Agreement, the
		Company may terminate this Agreement by written notice to the Fund, the Adviser and DFAS, if the Company shall determine, in its sole judgment, exercised in good faith, that any of the Fund, the Portfolios, the Adviser or DFAS has suffered a material adverse change in its business, operations, financial condition or prospects since the date of this Agreement or is the subject of material adverse publicity.

	8.10	Notwithstanding any other provision of this Agreement, any
		Party may terminate this Agreement for cause on not less than thirty (30) days' prior written notice to all other Parties, unless any of the other Parties has cured such cause within thirty (30) days of receiving such notice, for any one of the following reasons:

		(a)	change in control of any Party or such Party's
			ultimate controlling person; however, a change in the name of the Party will not constitute a change in control;

		(b)	a material change in, or other material revision to,
			the Contracts or the prospectus(es) of the Portfolios, which material change or revision is not acceptable to any of the other Parties; or

		(c)	any action taken by federal, state or other regulatory
			authorities of competent jurisdiction which, in the reasonable judgment of any of the Parties, either
			(i) materially and adversely alters the terms, advantages and/or benefits of the Contracts to current or prospective purchasers; or (ii) materially or adversely alters the terms or conditions of such Party's participation in the subject matter of this Agreement.

	8.11	Notwithstanding the termination of this Agreement, each
		Party shall continue for so long as any Contracts remain outstanding to perform such of its duties hereunder as are necessary to ensure the continued tax status thereof and the payment of benefits thereunder, with respect to a Portfolio and the corresponding subaccount of each Account.

9.	Notices
	Any notice shall be deemed sufficiently given when sent by registered or certified mail, or via facsimile, to the other Parties at the address of such Parties set forth below or at such other address as such Parties may from time to time specify in writing to the other Parties.

	If to the Fund:

	Catherine L. Newell, Esq.
	Vice President and Secretary
	DFA Investment Dimensions Group Inc.
	6300 Bee Cave Road, Building One
	Austin, TX 78746


	If to the Adviser:

	Catherine L. Newell, Esq.
	Vice President and Secretary
	Dimensional Fund Advisors Inc.
	6300 Bee Cave Road, Building One
	Austin, TX 78746


	If to DFAS:

	Catherine L. Newell, Esq.
	Vice President and Secretary
	DFA Securities LLC
	6300 Bee Cave Road, Building One
	Austin, TX 78746


	If to the Company:

	First Symetra National Life Insurance Company of New York
	777 108th Ave NE, Suite 1200
	Legal Dept. SC-11
	Attn:  Legal Counsel
	Bellevue, WA 98004

10.	Miscellaneous

	10.1	The captions in this Agreement are included for convenience of
		reference only and in no way affect the construction or effect of any provisions hereof.

	10.2	If any portion of this Agreement shall be held or made invalid
		by a court decision, statute, rule or otherwise, the remainder of the Agreement shall not be affected thereby.

	10.3	This Agreement may be executed simultaneously in two or more
		counterparts, each of which taken together shall constitute one and the same instrument.

	10.4	Each Party shall cooperate with each other Party and all
		appropriate governmental authorities (including, without limitation, the SEC, FINRA, and any applicable insurance, securities or other regulator of competent jurisdiction), and shall permit such authorities reasonable access to its books and records as required by applicable law in connection with any investigation or inquiry relating to this Agreement.

	10.5	Each Party hereto grants to the other Parties the right to
		audit its records relating to the terms and conditions of this Agreement upon reasonable notice during reasonable business hours in order to confirm compliance with this Agreement.

	10.6	The rights, remedies and obligations contained in this
		Agreement are cumulative and are in addition to any and all rights, remedies and obligations, at law or in equity, which the Parties hereto are entitled to under state and federal laws.

	10.7	Subject to the requirements of legal process and regulatory
		authority, the Fund, the Adviser and DFAS shall treat as confidential the names and addresses of the owners of the Contracts and all information reasonably identified as confidential in writing by the Company hereto and, except as permitted by this Agreement, shall not disclose, disseminate or utilize such names and addresses and other confidential information without the express written consent of the Company until such time as it may come into the public domain.

	10.8	This Agreement or any of the rights and obligations hereunder
		may not be assigned by any Party without the prior written consent of all Parties hereto.

	10.9	In any dispute arising hereunder, each Party waives its right
		to demand a trial by jury and hereby consents to a bench trial of all such disputes.

	10.10	The terms of this Agreement shall be construed and the
		provisions hereof interpreted under and in accordance with the laws of the State of Texas, without regard to the conflicts of law principles thereof; provided, however, that all performances rendered hereunder shall be subject to compliance with all applicable state and federal laws and regulations.

		To the extent they are applicable, this Agreement shall be subject to the provisions of the 1933 Act, the 1934 Act, and the 1940 Act, and the rules and regulations and interpretations thereunder, including such exemptions from those statutes, rules and regulations as the SEC may grant, and any applicable FINRA regulations or interpretations, and the terms hereof shall be interpreted and construed in accordance therewith.

	IN WITNESS WHEREOF, each of the Parties hereto has caused this Agreement to be duly executed as of the date first set forth above.


					Company:

					FIRST SYMETRA NATIONAL LIFE INSURANCE
					COMPANY OF NEW YORK

					By:	/s/Daniel R. Guilbert
					Name:	Daniel R. Guilbert
					Title:	Executive Vice President


					Fund:

					DFA INVESTMENT DIMENSIONS GROUP INC.

					By:	/s/Jeff Jeon
					Name:	Jeff Jeon
					Title:	Vice President


					Adviser:

					DIMENSIONAL FUND ADVISORS LP
					By: Dimensional Holdings Inc.,
						general partner

					By:	/s/Kenneth Manell
					Name:	Kenneth Manell
					Title:	Vice President


					DFAS:

					DFA SECURITIES LLC

					By:	/s/Carolyn O.
					Name:	Carolyn O.
					Title:	Vice President

                                    Schedule 1.1

			VA U.S. Targeted Value Portfolio
			VA U.S. Large Value Portfolio
			VA International Value Portfolio
			VA International Small Portfolio
			VA Short-Term Fixed Portfolio
			VA Global Bond Portfolio

                     SCHEDULE 3.6: Rule 22c-2 Provisions


1.	Agreement to Provide Information.  The Company (hereafter, an
	"Intermediary") agrees to provide the Fund, upon written request, the taxpayer identification number ("TIN"), the Individual/International Taxpayer Identification Number ("ITIN")(1), or other government-issued identifier ("GII"), if known, of any or all Contract holders or shareholder(s) of the account (together, "Shareholder(s)") and the amount, date, name or other identifier of any investment professional(s) associated with the Shareholder(s) or account
	(if known), and transaction type (purchase, redemption, transfer, or exchange) of every purchase, redemption, transfer, or exchange of
	Fund shares ("Shares") held through an account maintained by the Intermediary during the period covered by the request.
2.
	2.1.	Period Covered by Request.  Requests must set forth a specific
		period, generally not to exceed 90 days from the date of the request, for which transaction information is sought. Fund or its designee may request transaction information older than 90 days from the date of the request as it deems necessary to investigate compliance with policies established by the Fund for the purpose of eliminating or reducing any dilution of the value of the outstanding shares issued by the Fund or if the Funds or Dimensional believe that any combination of trading activity in Shareholder accounts is potentially disruptive to a Fund.

	2.2.	Form and Timing of Response.

		2.2.1.	Intermediary agrees to provide, promptly but in any
			event not later than five (5) business days, or as otherwise agreed to by the parties, after receipt of a request of the Fund or its designee, the requested information specified in Section 1. If requested by the Fund or its designee, Intermediary agrees to use its best efforts to determine promptly whether any specific person about whom it has received the identification and transaction information specified in Section 1 is itself a financial intermediary ("indirect intermediary") and, upon further request of the Fund or its designee, promptly either (i) provide (or arrange to have provided) the information set forth in Section 1 for those shareholders who hold an account with an indirect intermediary, or (ii) if directed by the Fund restrict or prohibit the indirect intermediary from purchasing, in nominee name on behalf of other persons, securities issued by the Fund. Intermediary additionally agrees to inform the Fund whether it plans to perform (i) or (ii). For purposes of this provision, an "indirect intermediary" has the same meaning as in SEC Rule 22c-2 under the 1940 Act.

		2.2.2.	Responses required by this paragraph must be
			communicated in writing and in a format mutually agreed upon by the parties.

		2.2.3.	To the extent practicable, the format for any
			transaction information provided to the Fund should be consistent with the NSCC Standardized Data Reporting Format.

	2.3.	Limitations on Use of Information.  The Fund agrees not to use
		the information received from the Intermediary for the Fund's use in external solicitation or marketing to shareholders without the prior written consent of the Intermediary. The Fund is permitted to use the information received from the Intermediary for the Fund's internal purposes, including monitoring compliance with the Fund's internal policies, procedures and practices. The Fund agrees to keep any non-public information furnished by the Intermediary confidential consistent with the Fund's then current privacy policy, except as necessary to comply with federal, state, or local laws, rules, or other applicable legal requirements.

3.	Agreement to Restrict Trading.  Intermediary agrees to execute written
	instructions from the Fund to restrict or prohibit further purchases or exchanges of Shares by a Shareholder that has been identified by the Fund as having engaged in transactions in the Fund's Shares (directly or indirectly through the Intermediary's account) that violate policies established by the Fund for the purpose of eliminating or reducing any dilution of the value of the outstanding Shares issued by the Fund.

	3.1.	Form of Instructions.  Instructions to restrict or prohibit
		trading must include the TIN, ITIN, or GII, if known, and the specific restriction(s) to be executed. If the TIN, ITIN, or GII is not known, the instructions must include an equivalent identifying number of the Shareholder(s) or account(s) or other agreed upon information to which the instruction relates.

	3.2.	Timing of Response.  Intermediary agrees to execute
		instructions from the Fund to restrict or prohibit trading as soon as reasonably practicable, but not later than five (5) business days after receipt of the instructions by the Intermediary.

	3.3.	Confirmation by Intermediary.  Intermediary must provide
		written confirmation to the Fund that instructions have been executed. Intermediary agrees to provide confirmation as soon as reasonably practicable, but not later than ten (10) business days after the instructions have been executed.

4.	Definitions.  For purposes of this Schedule 3.6:

	4.1.	The term "Fund" includes the Fund's principal underwriter and
		transfer agent. The term not does include any "excepted funds" as defined in SEC Rule 22c-2(b) under the 1940 Act.(2)

	4.2.	The term "Shares" means the interests of Shareholders
		corresponding to the redeemable securities of record issued by the Fund under the 1940 Act that are held by the Intermediary.

	4.3.	The term "Shareholder" means the beneficial owner of Shares,
		whether the Shares are held directly or by the Intermediary in nominee name; except:

		4.3.1.	with respect to retirement plan recordkeepers, the
			term "Shareholder" means the Plan participant notwithstanding that the Plan may be deemed to be the beneficial owner of Shares; and

		4.3.2.	with respect to insurance companies, the term
			"Shareholder" means the holder of interests in a variable annuity or variable life insurance contract issued by the Intermediary.

	4.4.	The term "written" includes electronic writings and facsimile
		transmissions.

	4.5.	The term "Intermediary" shall mean a "financial intermediary"
		as defined in SEC Rule 22c-2.(3)

	4.6.	The term "purchase" does not include the automatic reinvestment
		of dividends.

	4.7.	The term "promptly" as used in Section 1.2 shall mean as soon
		as practicable but in no event later than 10 business days from the Intermediary's receipt of the request for information from the Fund or its designee.

--------------------------
1	According to the IRS' website, the ITIN refers to the Individual
	Taxpayer Identification number, which is a nine-digit number that always begins with the number 9 and has a 7 or 8 in the fourth digit, example 9XX-7X-XXXX.. The IRS issues ITINs to individuals who are required to have a U.S. taxpayer identification number but who do not have, and are not eligible to obtain a Social Security Number (SSN) from the Social Security Administration (SSA). SEC Rule 22c-2 inadvertently refers to the ITIN as the International Taxpayer Identification Number.

2	As defined in SEC Rule 22c-2(b), the term "excepted fund" means any:
	(1) money market fund; (2) fund that issues securities that are listed on a national exchange; and (3) fund that affirmatively permits short-term trading of its securities, if its prospectus clearly and prominently discloses that the fund permits short-term trading of its securities and that such trading may result in additional costs for the fund.

3	"Financial intermediary" is defined in SEC Rule 22c-2(c)(1) as:  "(i)
	any broker, dealer, bank, or other entity that holds securities of record issued by the fund, in nominee name; (ii) a unit investment trust or fund that invests in the fund in reliance on section 12(d)(1)(E) of the Act (15 U.S.C. 80a-12(d)(1)(E)); and (iii) in the
	case of a participant-directed employee benefit plan that owns the securities issued by the fund, a retirement plan's administrator under section 3(16)(A) of the Employee Retirement Income Security Act of 1974 (29 U.S.C. 1002(16)(A)) or any entity that maintains the plan's participant records."